Exhibit 10.3

EXECUTION VERSION

$150,000,000

THE HILLMAN GROUP INC.

10.875% SENIOR NOTES DUE 2018

PURCHASE AGREEMENT

May 18, 2010

BARCLAYS CAPITAL INC.

MORGAN STANLEY & CO. INCORPORATED,

As Representatives of the several

Initial Purchasers named in Schedule I attached hereto,

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

The Hillman Group Inc., a Delaware corporation (the “Company”), proposes, upon the terms and conditions set forth in this agreement (this “Agreement”), to issue and sell to you, as the initial purchasers (the “Initial Purchasers”), $150,000,000 in aggregate principal amount of its 10.875% Senior Notes due 2018 (the “Notes”). The Notes will (i) have terms and provisions that are summarized in the Offering Memorandum (as defined below), and (ii) are to be issued pursuant to an Indenture (the “Indenture”) to be entered into among the Company, the Guarantors (as defined below) and Wells Fargo Bank, N.A., as trustee (the “Trustee”). The Company’s obligations under the Notes, including the due and punctual payment of interest on the Notes, will be irrevocably and unconditionally guaranteed on a senior unsecured basis (the “Guarantees”) by The Hillman Companies Inc. (“Hillman Companies”), Hillman Investment Company (“Parent”) and the other guarantors listed in Schedule II hereto (collectively, the “Guarantors”). Prior to the execution of the Joinder Agreement (as defined below) by the Company and the Guarantors, any right, obligation or agreement of the Company or any Guarantor set forth in this Agreement shall belong to or be performed by, as applicable, OHCP HM Merger Sub Corp. (“Merger Sub”), and following the execution of the Joinder Agreement by the Company and the Guarantors, any such right, obligation or agreement shall belong to or be performed by, as applicable, the Company and the Guarantors, as applicable. As used herein, the term “Notes” shall include the Guarantees, unless the context otherwise requires. This Agreement is to confirm the agreement concerning the purchase of the Notes from the Company by the Initial Purchasers.

Pursuant to an Agreement and Plan of Merger, dated as of April 21, 2010 (as amended, the “Merger Agreement”), by and among OHCP HM Acquisition Corp. (the “Acquisition Corp.”), Merger Sub, Hillman Companies and THC Representative, LLC, Acquisition Corp. will acquire Hillman Companies primarily in exchange for cash consideration of approximately $815 million, subject to certain adjustments (the “Acquisition”) pursuant to the merger of Merger Sub with and into Hillman Companies (the “Merger”). Hillman Companies will be the surviving corporation of the Merger. Acquisition Corp. expects to finance the Acquisition with (i) approximately $290.0 million of borrowings under a $320.0 million credit facility to be entered into with a syndicate of financial institutions (the “New Credit Facility” and, together with any other documents, agreements or instruments delivered in connection therewith, the “New Credit Facility Documentation”), (ii) cash proceeds from the issuance of $150.0 million aggregate principal amount of the Notes and (iii) $304.6 million of common equity capital from Oak Hill Capital Partners III, L.P., Oak Hill Capital Management Partners III, L.P. and certain directors, officers and employees of Hillman Companies ((i), (ii) and (iii) collectively referred to herein as the “Financing Transactions”). In addition, $104.5 million of Junior Subordinated Debentures of Hillman Companies, issued to the Hillman Group Capital Trust, underlying a series of trust preferred securities issued by the Hillman Group Capital Trust, will remain outstanding.

The Merger Agreement and the New Credit Facility Documentation are referred to in this Agreement as the “Transaction Agreements”.

Effective immediately prior to closing of the Transactions, the Company and the Guarantors shall enter into a joinder agreement (the “Joinder Agreement”) to this agreement, substantially in the form of Exhibit A hereto, pursuant to which each such entity will observe and perform all of the rights, obligations and liabilities of the Company or a Guarantor, as applicable, and make all of the representations and warranties made by such party hereunder effective as of the date hereof and as of the date of the Joinder Agreement, as provided in this Agreement as if it were an original signatory hereto.

1.    Purchase and Resale of the Notes.    The Notes will be offered and sold to the Initial Purchasers without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on an exemption pursuant to Section 4(2) under the Securities Act. The Company and the Guarantors have prepared a preliminary offering memorandum, dated May 11, 2010 (the “Preliminary Offering Memorandum”), a pricing term sheet substantially in the form attached hereto as Schedule III (the “Pricing Term Sheet”) setting forth the terms of the Notes omitted from the Preliminary Offering Memorandum and certain other information and an offering memorandum, dated May 18, 2010 (the “Offering Memorandum”), setting forth information regarding the Company, the Guarantors, the Notes, and the Exchange Notes (as defined herein), the Guarantees and the Exchange Guarantees (as defined herein). The Preliminary Offering Memorandum, as supplemented and amended as of the Applicable Time (as defined below), together with the Pricing Term Sheet and any of the documents listed on Schedule IV(A) hereto are collectively referred to as the “Pricing Disclosure Package”. The Company and the Guarantors hereby confirm that they have authorized the use of the Pricing Disclosure Package and the Offering Memorandum in connection with the offering and resale of the Notes by the Initial Purchasers. “Applicable Time” means 4:00 p.m. (New York City time) on the date of this Agreement.

Any reference to the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum shall be deemed to refer to and include the Hillman Companies’ most recent Annual Report on Form 10-K, as amended (the “Form 10-K”), and all subsequent documents filed with the United States Securities and Exchange Commission (the

“Commission”) pursuant to Section 13(a), 13(c) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or prior to the date of the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, as the case may be. Any reference to the Preliminary Offering Memorandum, Pricing Disclosure Package or the Offering Memorandum, as the case may be, as amended or supplemented, as of any specified date, shall be deemed to include any documents filed with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of the Preliminary Offering Memorandum, Pricing Disclosure Package or the Offering Memorandum, as the case may be, and prior to such specified date. All documents filed under the Exchange Act and so deemed to be included in the Preliminary Offering Memorandum, Pricing Disclosure Package or the Offering Memorandum, as the case may be, or any amendment or supplement thereto are hereinafter called the “Exchange Act Reports”.

You have advised the Company that you will offer and resell (the “Exempt Resales”) the Notes purchased by you hereunder in private sales exempt from registration under the Securities Act on the terms set forth in each of the Pricing Disclosure Package and the Offering Memorandum, as amended or supplemented, solely to (i) persons whom you reasonably believe to be “qualified institutional buyers” as defined in Rule 144A under the Securities Act (“QIBs”), in accordance with Rule 144A under the Securities Act, and (ii) outside the United States to certain persons who are not U.S. Persons (as defined in Regulation S under the Securities Act (“Regulation S”)) (such persons, “Non-U.S. Persons”) in offshore transactions in reliance on Regulation S. As used herein, the terms “offshore transaction” and “United States” have the meanings assigned to them in Regulation S. Those persons specified in clauses (i) and (ii) are referred to herein as “Eligible Purchasers”.

Holders (including subsequent transferees) of the Notes will have the registration rights set forth in a registration rights agreement, substantially in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), among the Company, the Guarantors and the Initial Purchasers to be dated the Closing Date (as defined herein), for so long as such Notes constitute “Transfer Restricted Securities” (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company and the Guarantors will agree to file with the Securities and Exchange Commission (the “Commission”) under the circumstances set forth therein, a registration statement under the Securities Act relating to the Company’s 10.875% Senior Notes due 2018 (the “Exchange Notes”) and the Guarantors’ Exchange Guarantees (the “Exchange Guarantees” to be offered in exchange for the Notes and the Guarantees. Such portion of the offering is referred to as the “Exchange Offer”.

2.    Representations, Warranties and Agreements of the Company and the Guarantors. Merger Sub, the Company and the Guarantors, jointly and severally, represent, warrant and agree as follows:

(a)    When the Notes and Guarantees are issued and delivered pursuant to this Agreement, such Notes and Guarantees will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities of the Company or the Guarantors that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

(b)    Assuming the accuracy of your representations and warranties in Section 3(b), and your compliance with your agreements set forth in this Agreement, the purchase and resale of the Notes pursuant to and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Offering Memorandum (including pursuant to the Exempt Resales) are exempt from the registration requirements of the Securities Act.

(c)    No form of general solicitation or general advertising within the meaning of Regulation D (including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) was used by the Company, the Guarantors, any of their respective affiliates or any of their respective representatives (other than you and your affiliates, as to whom the Company and the Guarantors make no representation) in connection with the offer and sale of the Notes.

(d)    No directed selling efforts within the meaning of Rule 902 under the Securities Act were used by the Company, the Guarantors or any of their respective representatives (other than you, as to whom the Company and the Guarantors make no representation) with respect to Notes sold outside the United States to Non-U.S. Persons, and the Company, any affiliate of the Company and any person acting on its or their behalf (other than you and your affiliates, as to whom the Company and the Guarantors make no representation) has complied with and will implement the “offering restrictions” required by Rule 902 under the Securities Act.

(e)    Each of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum, each as of its respective date, contains or will contain all the information specified in, and meet the requirements of, Rule 144A(d)(4) under the Securities Act.

(f)    Neither the Company, any Guarantor nor any other person acting on behalf of the Company or any Guarantor has sold or issued any securities that would be integrated with the offering of the Notes contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.

(g)    The Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum have been prepared by the Company and the Guarantors for use by the Initial Purchasers in connection with the Exempt Resales. No order or decree preventing the use of the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act has been issued, and no proceeding for that purpose has commenced or is pending or, to the knowledge of Company or any of the Guarantors is contemplated.

(h)    The Offering Memorandum will not, as of its date or as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Offering Memorandum in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Initial Purchaser specifically for inclusion therein, which information is specified in Section 8(e).

(i)    The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Initial Purchaser specifically for inclusion therein, which information is specified in Section 8(e).

(j)    The Company has not made any offer to sell or solicitation of an offer to buy the Notes that would constitute a “free writing prospectus” (if the offering of the Notes was made pursuant to a registered offering under the Securities Act), as defined in Rule 405 under the Securities Act (a “Free Writing Offering Document”), without the prior consent of the Representatives; any such Free Writing Offering Document the use of which has been previously consented to by the Initial Purchasers is listed on Schedule IV.

(k)    The Pricing Disclosure Package, when taken together with each Free Writing Offering Document listed in Schedule IV(B) hereto, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package (or Free Writing Offering Document listed in Schedule IV(B) hereto) in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Initial Purchaser specifically for inclusion therein, which information is specified in Section 8(e).

(l)    The Exchange Act Reports, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder. The Exchange Act Reports did not and will not, when filed with the Commission, contain an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(m)    Each of the Company, the Guarantors and their respective subsidiaries has been duly organized, is validly existing and in good standing as a corporation or other business entity under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing could not, in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, properties or business of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”). Each of the Company, the Guarantors and their respective subsidiaries has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed on Schedule V hereto. None of the subsidiaries of the Company is a “significant subsidiary” (as defined in Rule 405 under the Securities Act).

(n)    Hillman Companies has an authorized capitalization as set forth in each of the Pricing Disclosure Package and the Offering Memorandum. All of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. All of the issued shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o)    The Company and each Guarantor has all requisite corporate power, partnership or limited liability company and authority, as applicable, to execute, deliver and perform its obligations under the Indenture. The Indenture has been duly and validly authorized by the Company and the Guarantors, and upon its execution and delivery on the Closing Date and, assuming due authorization, execution and delivery by the Trustee, will constitute the valid and binding agreement of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws now or hereafter in effect relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). Assuming the accuracy of your representations and warranties in Section 3(b), and your compliance with your agreements set forth in this Agreement, no qualification of the Indenture under the Trust Indenture Act of 1939 (the “Trust Indenture Act”) is required in connection with the offer and sale of the Notes contemplated hereby or in connection with the Exempt Resales. The Indenture will conform in all material respects to the description thereof in each of the Pricing Disclosure Package and the Offering Memorandum.

(p)    The Company has all requisite corporate power and authority to execute, issue, sell and perform its obligations under the Notes. The Notes have been duly authorized by the Company and, when duly executed by the Company in accordance with the terms of the Indenture, assuming due authentication of the Notes by the Trustee, upon delivery to the Initial Purchasers against payment therefor in accordance with the terms hereof, will be validly issued and delivered and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws now or hereafter in effect relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Notes will conform in all material respects to the description thereof in each of the Pricing Disclosure Package and the Offering Memorandum.

(q)    The Company has all requisite corporate power and authority to execute, issue and perform its obligations under the Exchange Notes. The Exchange Notes have been duly and validly authorized by the Company and if and when issued and authenticated in accordance with the terms of the Indenture and delivered in accordance with the Exchange Offer provided for in the Registration Rights Agreement, will be validly issued and delivered and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws now or hereafter in effect relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(r)    Each Guarantor has all requisite corporate, partnership or limited liability company power and authority, as applicable, to execute, issue and perform its obligations under the Guarantees. The Guarantees have been duly and validly authorized by the Guarantors and when the Indenture is duly executed and delivered by the Guarantors on the Closing Date in accordance with the terms of the Indenture and upon the due execution, authentication and delivery of the Notes in accordance with the Indenture and the issuance of the Notes in the sale to the Initial Purchasers contemplated by this Agreement, will constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws now or hereafter in effect relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Guarantees will conform in all material respects to the description thereof in each of the Pricing Disclosure Package and the Offering Memorandum.

(s)    Each Guarantor has all requisite corporate, partnership or limited liability company power and authority, as applicable, to execute, issue and perform its obligations under the Exchange Guarantees. The Exchange Guarantees have been duly and validly authorized by the Guarantors and if and when executed and delivered by the Guarantors in accordance with the terms of the Indenture and upon the due execution and authentication of the Exchange Notes in accordance with the Indenture and the issuance and delivery of the Exchange Notes in the Exchange Offer contemplated by the Registration Rights Agreement, will be validly issued and delivered and will constitute valid and binding obligations of the Guarantors entitled to the benefits of the Indenture, enforceable against the Guarantors in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws now or hereafter in effect relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(t)    The Company and each Guarantor has all requisite corporate, partnership or limited liability company power and authority, as applicable, to execute, deliver and perform its obligations under the Registration Rights Agreement. The Registration Rights Agreement has been duly authorized by the Company and each Guarantor and, when executed and delivered by the Company and each Guarantor on the Closing Date in accordance with the terms hereof and thereof, will be validly executed and delivered and (assuming the due authorization, execution and delivery thereof by you) will be the legally valid and binding obligation of the Company and each Guarantor in accordance with the terms thereof, enforceable against the Company and each Guarantor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditor’s rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, as to rights of indemnification and contribution, by principles of public policy. The Registration Rights Agreement will conform in all material respects to the description thereof in each of the Pricing Disclosure Package and the Offering Memorandum.

(u)    The Company and its subsidiaries, as applicable, have all requisite corporate power and authority to consummate the Merger and the Acquisition and to enter into and perform its obligations under the Transaction Agreements (to the extent a party thereto).

(v)    Each of the Transaction Agreements has been duly and validly authorized, executed and delivered by the Company and its subsidiaries (to the extent a party thereto) and, assuming due authorization, execution and delivery by the other parties thereto, constitute the valid and binding agreement of the Company and its subsidiaries (to the extent a party thereto) enforceable against the Company and its subsidiaries (to the extent a party thereto) in accordance with its terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws now or hereafter in effect relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

(w)    The Company and each Guarantor has all requisite corporate power to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company and each of the Guarantors. On the Closing Date, the Joinder Agreement has been duly and validly authorized, executed and delivered by the Company and each Guarantor.

(x)    Except as set forth in the Offering Memorandum, and assuming the accuracy of, and the Initial Purchasers’ compliance with, the representations, warranties and agreements of the Initial Purchasers set forth in Section 3 of this Agreement, the issue and sale of the Notes and the Guarantees, the execution, delivery and performance by the Company and the Guarantors of the Notes, the Guarantees, the Exchange Notes, the Exchange Guarantees, the Indenture, the Registration Rights Agreement, this Agreement and the Transaction Agreements, the application of the proceeds from the sale of the Notes as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Offering Memorandum and the consummation of the transactions contemplated hereby and thereby, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company, the Guarantors or their respective subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company, the Guarantors or any of their respective subsidiaries is a party or by which the Company, the Guarantors or any of their respective subsidiaries is bound or to which any of the property or assets of the Company, the Guarantors or any of their respective subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Company, the

Guarantors or any of their respective subsidiaries, or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, the Guarantors or any of their respective subsidiaries or any of their properties or assets, except, with respect to clauses (i) and (iii), breaches or defaults that would not reasonably be expected to have a Material Adverse Effect.

(y)    Assuming the accuracy of the representations and warranties of the Initial Purchasers contained herein and the compliance by the Initial Purchasers with their agreements contained herein, no consent, approval, authorization or order of, or filing, registration or qualification with any court or governmental agency or body having jurisdiction over the Company, the Guarantors or any of their respective subsidiaries or any of their properties or assets is required for the issue and sale of the Notes and the Guarantees, the execution, delivery and performance by the Company and the Guarantors of the Notes, the Guarantees, the Exchange Notes, the Exchange Guarantees, the Indenture, the Registration Rights Agreement, this Agreement and the Transaction Agreements, the application of the proceeds from the sale of the Notes as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Offering Memorandum and the consummation of the transactions contemplated hereby and thereby, except (i) such as have been or will be obtained or made on or prior to the Closing Date, (ii) consents, approvals, authorizations, orders, filings registrations or qualifications permitted to be obtained, made or completed after the Closing Date pursuant to the terms of the New Credit Facility Documentation, (iii) for the filing of a registration statement by the Company with the Commission pursuant to the Securities Act as required by the Registration Rights Agreement, and qualification of the Indenture under the Trust Indenture Act in connection with the issuance of the Exchange Notes and the Exchange Guarantees, (iv) such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Initial Purchasers, each of which had been obtained and is in full force and effect and (v) where the failure to obtain such consents, approvals, authorizations or orders of, filings, registrations or qualifications could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(z)    The historical financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved (except as disclosed therein).

(aa)    The unaudited pro forma financial information and related notes thereto included in the Pricing Disclosure Package and the Offering Memorandum has been prepared in accordance with the Commission’s rules and guidance with respect to pro forma financial information, and the assumptions underlying such pro forma financial information are reasonable and are set forth in each of the Pricing Disclosure Package and the Offering Memorandum.

(bb)    Grant Thornton LLP, who have certified certain financial statements of the Company, whose report appears in the Pricing Disclosure Package and the Offering

Memorandum and who have delivered the initial letter referred to in Section 8(e) hereof, are independent registered public accountants as required by the Securities Act and the rules and regulations thereunder.

(cc)    Except as otherwise disclosed in the Pricing Disclosure Package and the Offering Memorandum, the Company and the Guarantors maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies in all material respects with the requirements of the Exchange Act and that has been designed by, or under the supervision of, the Company’s and each Guarantors’ respective principal executive and principal financial officers, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States. Except as otherwise disclosed in or contemplated by the Pricing Disclosure Package and the Offering Memorandum, the Company and the Guarantors maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. As of the date of the most recent balance sheet of Hillman Companies and its consolidated subsidiaries reviewed or audited by Grant Thornton LLP and the audit committee of the board of directors of Hillman Companies, except as otherwise disclosed in or contemplated by the Pricing Disclosure Package and the Offering Memorandum, there were no material weaknesses in Hillman Companies’ internal controls.

(dd)    Except as otherwise disclosed in or contemplated by the Pricing Disclosure Package and the Offering Memorandum, (i) the Company and the Guarantors maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by Hillman Companies in the reports it files or submits under the Exchange Act is accumulated and communicated to management of Hillman Companies, including its principal executive officer and principal financial officer, to allow timely decisions regarding required disclosure to be made; and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(ee)    Except as would not have a Material Adverse Effect, the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies” set forth or incorporated by reference in the Preliminary Offering Memorandum contained in the Pricing Disclosure Package and the Offering Memorandum accurately and fully describes (i) the accounting policies that Hillman Companies believes are the most important in the portrayal of Hillman Companies’ financial condition and results of operations and that require management’s most difficult, subjective or complex judgments; (ii) the judgments and uncertainties affecting the application of critical accounting policies; and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

(ff)    There is and has been no failure on the part of Hillman Companies and any of Hillman Companies’ directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(gg)    Since the date of the latest audited financial statements included in the Pricing Disclosure Package and the Offering Memorandum, and except as otherwise disclosed in the Offering Memorandum, neither the Company, the Guarantors nor any of their respective subsidiaries has (i) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or court or governmental action, order or decree, (ii) issued or granted any securities, (iii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iv) entered into any material transaction not in the ordinary course of business, (v) declared or paid any dividend on its capital stock, and (vi) since such date, there has not been any change in the capital stock, partnership or limited liability interests as applicable, or long-term debt of the Company, the Guarantors or any of their respective subsidiaries or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management or business of the Company and its subsidiaries, taken as a whole, in each case except as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(hh)    Except as would not have a Material Adverse Effect, the Company, the Guarantors and each of their respective subsidiaries has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such liens, encumbrances and defects as are described in the Pricing Disclosure Package and the Offering Memorandum and such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company, the Guarantors or any of their respective subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Company, the Guarantors or any of their respective subsidiaries.

(ii)    The Company and each of its subsidiaries have such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Pricing Disclosure Package and the Offering Memorandum, except for any of the foregoing that could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Hillman Companies and each of its subsidiaries have fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that could not reasonably be expected to have a Material Adverse Effect. Neither the Company, nor any of its subsidiaries has received notice of any revocation or modification of any such Permits, except for any notice that could not reasonably be expected to have a Material Adverse Effect.

(jj)    Except as could not reasonably be expected to have a Material Adverse Effect, the Company and the Guarantors own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses and have not received any notice of any claim of infringement or other violation of, any such rights of others.

(kk)    Except as otherwise disclosed in the Offering Memorandum, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject that could, in the aggregate, reasonably be expected to have a Material Adverse Effect or could, in the aggregate, reasonably be expected to have a material adverse effect on the performance by the Company and the Guarantors of the performance of this Agreement, the Indenture, the Notes, the Guarantees or the consummation of any of the transactions contemplated hereby. To the Company’s and each Guarantors’ knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(ll)    There are no contracts or other documents that would be required to be described in a registration statement filed under the Securities Act or filed as exhibits to a registration statement of the Company pursuant to Item 601(10) of Regulation S-K that have not been described in the Pricing Disclosure Package and the Offering Memorandum. The statements made in the Pricing Disclosure Package and the Offering Memorandum, insofar as they purport to constitute summaries of the terms of the contracts and other documents that are so described, constitute accurate summaries of the terms of such contracts and documents in all material respects. Neither the Company, the Guarantors nor any of their respective subsidiaries has knowledge that any other party to any such contract or other document has any intention not to render full performance as contemplated by the terms thereof.

(mm)    The Company and each Guarantor carries, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries, except where the failure to maintain such insurance could not, individually or in the aggregate, have a Material Adverse Effect. The Company and the Guarantors are in compliance with the terms of such policies, neither the Company nor any Guarantor has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance, there are no claims by the Company or the Guarantors under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause, and neither the Company nor any Guarantor has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business, in each case other than as could not reasonably be expected to have a Material Adverse Effect.

(nn)    No labor disturbance by or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of any officer of the Company or any Guarantor is imminent that could reasonably be expected to have a Material Adverse Effect.

(oo)    Neither the Company nor any of the Guarantors (i) is in violation of its charter or by-laws (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation, failure or default could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(pp) (i)    There are no proceedings that are pending, or known to be threatened, against the Company or any of its subsidiaries under any laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of human health or safety, the environment, or natural resources, or to use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of or exposure to hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed and (ii) the Company, the Guarantors and their respective subsidiaries are not aware of any issues regarding compliance with Environmental Laws, including any pending or proposed Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a Material Adverse Effect.

(qq)    The Company, the Guarantors and each of their respective subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due, and no tax deficiency has been determined adversely to the Company, the Guarantors or any of their respective subsidiaries. Neither the Company nor any Guarantor has any knowledge of any tax deficiencies that have been, or could reasonably be expected to be asserted against the Company, the Guarantors and each of their respective subsidiaries, that could, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(rr) (i)    Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) that is sponsored or maintained within the United States and with respect to which the Company has any direct or indirect liability, whether contingent or otherwise (each a “Plan”) has been established and administered in all material respects in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) with respect to each Plan, no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption or that have been corrected, that would result in a material liability to the Company ; (iii) no Plan is subject to Title IV of ERISA; and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service or is in the form of a prototype plan with respect to which the IRS has issued a favorable opinion letter, in each case to the effect that the Plan satisfies the requirements of Section 401(a) of the Code and that its related trust is exempt from tax under Section 501(a) of the Code and nothing has occurred, whether by action or by failure to act, which would be reasonably be expected to cause the loss of such qualification.

(ss)    No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in the Pricing Disclosure Package and the Offering Memorandum and as could not be reasonably expected to impact the ability of the Company or the Guarantors to make payments on the Notes when due.

(tt)    The statistical and market-related data included in the Pricing Disclosure Package and the Offering Memorandum and the consolidated financial statements of the Company and its subsidiaries included in the Pricing Disclosure Package and the Offering Memorandum are based on or derived from sources that the Company believes to be reliable in all material respects.

(uu)    Neither of the Company nor any Guarantor is, and after giving effect to the offer and sale of the Notes and the application of the proceeds therefrom as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Offering Memorandum will be an “investment company” or a company “controlled by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(vv)    Immediately after the consummation of the Financing Transactions, the Company will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the Company is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (ii) assuming the sale of the Notes as contemplated by this Agreement, the Pricing Disclosure Package and the Offering Memorandum, the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature and (iii) the Company is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

(ww)    The statements set forth in each of the Pricing Disclosure Package and the Offering Memorandum under the caption “Description of Notes,” insofar as they purport to constitute a summary of the terms of the Notes and the Guarantees and under the captions “Certain United States Federal Income Tax Considerations,” “The Transactions,” “Description of Certain Other Indebtedness,” “Management” and “Plan of Distribution,” insofar as they purport to summarize the provisions of the laws and documents referred to therein, are accurate summaries in all material respects.

(xx)    Except as described in the Offering Memorandum, there are no contracts, agreements or understandings between the Company, any Guarantor and any person granting such person the right to require the Company or any Guarantor to file a registration statement under the Securities Act with respect to any securities of the Company or any Guarantor (other than the Registration Rights Agreement) owned or to be owned by such person or to require the Company or any Guarantor to include such securities in the securities registered pursuant to the Registration Rights Agreement or in any securities being registered pursuant to any other registration statement filed by the Company or any Guarantor under the Securities Act.

(yy)    Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that could give rise to a valid claim against any of them or the Initial Purchasers for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Notes.

(zz)    Except as would not have a Material Adverse Effect, none of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Notes), will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System

(aaa)    The Company and its affiliates have not taken, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company or the Guarantors in connection with the offering of the Notes.

(bbb)    Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company and the Guarantors, any director, officer, agent, employee or other person associated with or acting on behalf of the Company, the Guarantors or any of their respective subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ccc)    The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ddd)    Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

Any certificate signed by any officer of the Company or the Guarantors and delivered to the Representatives or counsel for the Initial Purchasers in connection with the offering of the Notes shall be deemed a representation and warranty by the Company or such Guarantor, jointly and severally, as to matters covered thereby, to each Initial Purchaser.

3.    Purchase of the Notes by the Initial Purchasers, Agreements to Sell, Purchase and Resell.

(a)    The Company and the Guarantors, jointly and severally hereby agree, on the basis of the representations, warranties, covenants and agreements of the Initial Purchasers contained herein and subject to all the terms and conditions set forth herein, to issue and sell to the Initial Purchasers and, upon the basis of the representations, warranties and agreements of the Company and the Guarantors herein contained and subject to all the terms and conditions set forth herein, each of the Initial Purchasers agree, severally and not jointly, to purchase from the Company, at a purchase price of 97.5% of the principal amount thereof, the total principal amount of Notes set forth opposite the name of such Initial Purchaser in Schedule I hereto. The Company and the Guarantors shall not be obligated to deliver any of the securities to be delivered hereunder except upon payment for all of the securities to be purchased as provided herein.

(b)    Each of the Initial Purchasers, severally and not jointly hereby represents and warrants to the Company that it will offer the Notes for sale upon the terms and conditions set forth in this Agreement and in the Pricing Disclosure Package. Each of the Initial Purchasers, severally and not jointly, hereby represents and warrants to, and agrees with, the Company, on the basis of the representations, warranties and agreements of the Company and the Guarantors, that such Initial Purchaser: (i) is a QIB with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Notes; (ii) is purchasing the Notes pursuant to a private sale exempt from registration under the Securities Act; (iii) in connection with the Exempt Resales, will solicit offers to buy the Notes only from, and will offer to sell the Notes only to, the Eligible Purchasers in accordance with this

Agreement and on the terms contemplated by the Pricing Disclosure Package; (iv) will not offer or sell the Notes, nor has it offered or sold the Notes by, or otherwise engaged in, any form of general solicitation or general advertising (within the meaning of Regulation D, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) and will not engage in any directed selling efforts within the meaning of Rule 902 under the Securities Act, in connection with the offering of the Notes; and (v) has offered the Notes and will offer and sell the Notes (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S and, accordingly, neither it nor any persons acting on its behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and any such persons have complied and will comply with the offering restrictions requirement of Regulation S. The Initial Purchasers have advised the Company that they will offer the Notes to Eligible Purchasers at a price initially equal to 100% of the principal amount thereof, plus accrued interest, if any, from the date of issuance of the Notes. Such price may be changed by the Initial Purchasers at any time without notice.

(c)    The Initial Purchasers have not nor, prior to the later to occur of (A) the Closing Date and (B) completion of the distribution of the Notes, will not, use, authorize use of, refer to or distribute any material in connection with the offering and sale of the Notes other than (i) the Preliminary Offering Memorandum, the Pricing Disclosure Package, the Offering Memorandum, (ii) any written communication that contains no “issuer information” (as defined in Rule 433(h)(2) under the Act) that was not included (including through incorporation by reference) in the Preliminary Offering Memorandum or any Free Writing Offering Document listed on Schedule IV hereto, (iii) the Free Writing Offering Documents listed on Schedule IV hereto, (iv) any written communication prepared by such Initial Purchaser and approved by the Company in writing, or (v) any written communication that contains the terms of the Notes in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum.

(d)    Each of the Initial Purchasers hereby acknowledges that upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Notes (and all securities issued in exchange therefore or in substitution thereof) shall bear legends substantially in the forms as set forth in the “Notice to Investors” section of the Pricing Disclosure Package and Offering Memorandum (along with such other legends as the Company and its counsel deem necessary).

Each of the Initial Purchasers understands that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 7(c) and 7(d) hereof, counsel to the Company and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations, warranties and agreements, and the Initial Purchasers hereby consent to such reliance.

4.    Delivery of the Notes and Payment Therefor. Delivery to the Initial Purchasers of and payment for the Notes shall be made at the New York offices of Latham & Watkins LLP, at

10:00 A.M., New York City time, on May 28, 2010 (the “Closing Date”). The place of closing for the Notes and the Closing Date may be varied by agreement between the Initial Purchasers and the Company.

The Notes will be delivered to the Initial Purchasers, or the Trustee as custodian for The Depository Trust Company (“DTC”), against payment by or on behalf of the Initial Purchasers of the purchase price therefor by wire transfer in immediately available funds, by causing DTC to credit the Notes to the account of the Initial Purchasers at DTC. The Notes will be evidenced by one or more global securities in definitive form and will be registered in the name of Cede & Co. as nominee of DTC. The Notes to be delivered to the Initial Purchasers shall be made available to the Initial Purchasers in New York City for inspection and packaging not later than 10:00 A.M., New York City time, on the business day next preceding the Closing Date.

5.    Agreements of the Company and the Guarantors. The Company and the Guarantors, jointly and severally, agree with each of the Initial Purchasers as follows:

(a)    The Company and the Guarantors furnish to the Initial Purchasers, without charge, not later than the second business day following the date of the Offering Memorandum, such number of copies of the Offering Memorandum as may then be amended or supplemented as they may reasonably request.

(b)    The Company and the Guarantors will prepare the Offering Memorandum in a form approved by the Initial Purchasers and will not make any amendment or supplement to the Pricing Disclosure Package or to the Offering Memorandum of which the Initial Purchasers shall not previously have been advised or to which they shall reasonably object in a timely manner after being so advised.

(c)    Subject to the proviso in Section 5(f), the Company and each of the Guarantors consents to the use of the Pricing Disclosure Package and the Offering Memorandum in accordance with the securities or Blue Sky laws of the jurisdictions in which the Notes are offered by the Initial Purchasers and by all dealers to whom Notes may be sold, in connection with the offering and sale of the Notes.

(d)    If, at any time prior to completion of the distribution of the Notes by the Initial Purchasers to Eligible Purchasers, any event occurs or information becomes known that, in the judgment of the Company or any of the Guarantors or in the reasonable opinion of counsel for the Initial Purchasers, should be set forth in the Pricing Disclosure Package or the Offering Memorandum so that the Pricing Disclosure Package or the Offering Memorandum, as then amended or supplemented, does not include any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Pricing Disclosure Package or the Offering Memorandum in order to comply with any law, the Company and the Guarantors will forthwith prepare an appropriate supplement or amendment thereto, and will expeditiously furnish to the Initial Purchasers and dealers a reasonable number of copies thereof.

(e)    None of the Company nor any Guarantor will make any offer to sell or solicitation of an offer to buy the Notes that would constitute a Free Writing Offering Document without the prior consent of the Representatives, which consent shall not be unreasonably withheld or delayed. If at any time following issuance of a Free Writing Offering Document any event occurred or occurs as a result of which such Free Writing Offering Document conflicts with the information in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum or, when taken together with the information in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, includes an untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, as promptly as practicable after becoming aware thereof, the Company will give notice thereof to the Initial Purchasers through the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Initial Purchaser a Free Writing Offering Document or other document which will correct such conflict, statement or omission.

(f)    Promptly from time to time to take such action as the Initial Purchasers may reasonably request to qualify the Notes for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes; provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction, or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(g)    For a period commencing on the date hereof and ending on the 90th day after the date of the Offering Memorandum, the Company and the Guarantors agree not to, directly or indirectly, (i) offer for sale, sell, or otherwise dispose of (or enter into any transaction or device that is designed to, or would be expected to, result in the disposition by any person at any time in the future of) any debt securities of the Company substantially similar to the Notes or securities convertible into or exchangeable for such debt securities of the Company, or sell or grant options, rights or warrants with respect to such debt securities of the Company or securities convertible into or exchangeable for such debt securities of the Company, (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such debt securities of the Company, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of debt securities of the Company or other securities, in cash or otherwise, (iii) file or cause to be filed a registration statement, including any amendments, with respect to the registration of debt securities of the Company substantially similar to the Notes or securities convertible, exercisable or exchangeable into debt securities of the Company, or (iv) publicly announce an offering of any debt securities of the Company substantially similar to the Notes or securities convertible or exchangeable into such debt securities, in each case without the prior written consent of Barclays Capital Inc., on behalf of the Initial Purchasers, except any offer or sale of Notes, Exchange Notes, Guarantees or Exchange Guarantees pursuant to the Registration Rights Agreement, and any filings with the SEC related thereto.

(h)    So long as any of the Notes are outstanding and the Company and the Guarantors are so required pursuant to the Indenture, the Company and the Guarantors will, furnish at their expense to the Initial Purchasers, and, upon request, to the holders of the Notes and prospective purchasers of the Notes the information required by Rule 144A(d)(4) under the Securities Act (if any).

(i)    The Company and the Guarantors will apply the net proceeds from the sale of the Notes to be sold by it hereunder substantially in accordance with the description set forth in the Pricing Disclosure Package and the Offering Memorandum under the caption “Use of Proceeds.”

(j)    The Company, the Guarantors and their respective affiliates will not take, directly or indirectly, any action designed to or that has constituted or that reasonably could be expected to cause or result in the stabilization or manipulation of the price of any security of the Company or the Guarantors in connection with the offering of the Notes.

(k)    The Company and the Guarantors will use all commercially reasonable efforts to permit the Notes to be eligible for clearance and settlement through DTC.

(l)    For a period of one year (calculated in accordance with paragraph (d) of Rule 144 under the Securities Act) from the Closing Date, the Company and the Guarantors will not, and will not permit any of their respective affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Notes that have been acquired by any of them, except (i) for Notes that are sold in a transaction registered under the Securities Act or (ii) in the opinion of counsel, the buyer of such Notes is not acquiring “restricted securities” under Rule 144 under the Securities Act.

(m)    The Company and the Guarantors agree not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the sale to the Initial Purchasers or the Eligible Purchasers of the Notes. The Company and the Guarantors will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Securities Act), of any Notes or any substantially similar security issued by the Company or any Guarantor, within six months subsequent to the date on which the distribution of the Notes has been completed (as notified to the Company by the Initial Purchasers), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Notes in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Securities Act, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act.

(n)    The Company and the Guarantors agree to comply with all the terms and conditions of the Registration Rights Agreement and all agreements set forth in the representation letters of the Company and the Guarantors to DTC relating to the approval of the Notes by DTC for “book entry” transfer.

(o)    The Company and the Guarantors will do and perform all things required or necessary to be done and performed under this Agreement by them prior to the Closing Date, and to satisfy all conditions precedent to the Initial Purchasers’ obligations hereunder to purchase the Notes.

6.    Expenses.    Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and the Guarantors, jointly and severally, agree to pay all expenses, costs, fees and taxes incident to and in connection with: (a) the preparation, printing, filing and distribution of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum (including, without limitation, financial statements and exhibits) and all amendments and supplements thereto (including the fees, disbursements and expenses of the Company’s and the Guarantors’ accountants and counsel, but not, however, legal fees and expenses of the Initial Purchasers’ counsel incurred in connection therewith); (b) the preparation, printing (including, without limitation, word processing and duplication costs) and delivery of this Agreement, the Indenture, the Registration Rights Agreement, all Blue Sky memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection therewith and with the Exempt Resales (but not, however, legal fees and expenses of the Initial Purchasers’ counsel incurred in connection with any of the foregoing other than reasonable and documented fees of counsel plus reasonable disbursements incurred in connection with the preparation, printing and delivery of such Blue Sky memoranda); (c) the issuance and delivery by the Company of the Notes and by the Guarantors of the Guarantees and any taxes payable in connection therewith; (d) the qualification of the Notes and Exchange Notes for offer and sale under the securities or Blue Sky laws of the several states and any foreign jurisdictions as the Initial Purchasers may designate (including, without limitation, the reasonable and documented out of pocket fees and disbursements of the Initial Purchasers’ counsel relating to such registration or qualification); (e) the furnishing of such copies of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested for use in connection with the Exempt Resales; (f) the preparation of certificates for the Notes (including, without limitation, printing and engraving thereof); (g) the approval of the Notes by DTC for “book-entry” transfer; (h) the rating of the Notes and the Exchange Notes; (i) the obligations of the Trustee, any agent of the Trustee and the counsel for the Trustee in connection with the Indenture, the Notes, the Guarantees, the Exchange Notes and the Exchange Guarantees; (j) the performance by the Company and the Guarantors of their other obligations under this Agreement; and (k) all of the travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Notes, and expenses associated with any electronic road show. For the avoidance of doubt, nothing in this section shall require the Company and the Guarantors to pay any fees or disbursements of counsel to the Initial Purchasers, other than those fees and disbursements described in clauses (b) and (d) above.

7.    Conditions to Initial Purchasers’ Obligations.    The respective obligations of the Initial Purchasers hereunder are subject to the accuracy, when made and on and as of the Closing Date, of the representations and warranties of the Company and the Guarantors contained herein, to the performance by the Company and the Guarantors of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a)    All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Notes, the Guarantees, the Exchange Notes, the Exchange Guarantees, the Registration Rights Agreement, the Indenture, the Transaction Agreements, the Pricing Disclosure Package and the Offering Memorandum, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Initial Purchasers, and the Company and the Guarantors shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(b)    Paul, Weiss, Rifkind, Wharton & Garrison LLP shall have furnished to the Initial Purchasers its written opinion and negative assurance letter, as counsel to the Company and the Guarantors, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, substantially in the form of Exhibit C-1 and C-2 hereto.

(c)    Holland & Knight LLP shall have furnished to the Initial Purchasers its written opinion, as counsel to the Company and the Guarantors, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, substantially in the form of Exhibit C-3 hereto.

(d)    The Initial Purchasers shall have received from Latham & Watkins LLP, counsel for the Initial Purchasers, such opinion or opinions and negative assurance letter, dated the Closing Date, with respect to the issuance and sale of the Notes, the Pricing Disclosure Package, the Offering Memorandum and other related matters as the Initial Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents and information as such counsel reasonably requests for the purpose of enabling them to pass upon such matters.

(e)    At the time of execution of this Agreement, the Initial Purchasers shall have received from Grant Thornton LLP a letter, in form and substance reasonably satisfactory to the Initial Purchasers, addressed to the Initial Purchasers and dated the date hereof (i) confirming that it is an independent public accountant within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Pricing Disclosure Package, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and (iii) covering such other matters as are ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(f)    With respect to the letter of Grant Thornton LLP referred to in the preceding paragraph and delivered to the Initial Purchasers concurrently with the execution of this Agreement (the “initial letter”), Grant Thornton LLP shall have furnished to the Initial Purchasers a “bring-down letter” addressed to the Initial Purchasers and dated the Closing Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the Closing Date (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in each of the Pricing Disclosure Package or the Offering Memorandum, as of a date not more than three days prior to the date of the Closing Date), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter, and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(g) (i)    Neither the Company, any Guarantor nor any of their respective subsidiaries shall have sustained, since the date of the latest audited financial statements included in the Pricing Disclosure Package and the Offering Memorandum, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, or (ii) since such date, there shall not have been any change in the capital stock or long-term debt of the Company, any Guarantor or any of their respective subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management or business of the Company, the Guarantors and their respective subsidiaries, taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, individually or in the aggregate, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Notes being delivered on the Closing Date on the terms and in the manner contemplated in the Pricing Disclosure Package and the Offering Memorandum.

(h)    The Company and each Guarantor shall have furnished or caused to be furnished to the Initial Purchasers dated as of the Closing Date a certificate of the Chief Executive Officer and Chief Financial Officer of the Company and each Guarantor, or other officers satisfactory to the Initial Purchasers, as to such matters as the Representatives may reasonably request, including, without limitation, a statement that the representations, warranties and agreements of the Company and the Guarantors in Section 2 are true and correct on and as of the Closing Date, and the Company has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(i)    The Company and Parent shall have executed and delivered that certain Amended and Restated Promissory Note, dated May 28, 2010 (the “Amended and Restated Note”), and the Initial Purchasers shall have received a copy thereof.

(j)    The Company and the Guarantors shall have executed and delivered the Joinder Agreement, and the Initial Purchasers shall have received an original copy thereof.

(k)    The Notes shall be eligible for clearance and settlement through DTC.

(l)    The Company and the Guarantors shall have executed and delivered the Registration Rights Agreement and the Initial Purchasers shall have received an original copy thereof, duly executed by the Company and the Guarantors.

(m)    The Company, the Guarantors and the Trustee shall have executed and delivered the Indenture, and the Initial Purchasers shall have received an original copy thereof, duly executed by the Company, the Guarantors and the Trustee.

(n)    Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the Nasdaq Stock Market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Notes being delivered on the Closing Date on the terms and in the manner contemplated in the Offering Memorandum or that, in the judgment of the Representatives, could materially and adversely affect the financial markets or the markets for the Notes and other debt securities.

(o)    Concurrently with or prior to the issue and sale of the Notes by the Company, the Company shall have entered into the New Credit Facility, in form and substance reasonably satisfactory to the Representatives; the Representatives shall have received conformed counterparts thereof and all other documents and agreements entered into and received thereunder in connection with the closing of the New Credit Facility in form and substance reasonably satisfactory to the Representatives.

(p) (i)    Substantially concurrent with the closing of the offering of the Notes, the Merger and the Acquisition shall be consummated in accordance with the terms of the Merger Agreement as set forth in the Pricing Disclosure Package and the Offering Memorandum and (ii) substantially concurrent with the closing of the offering of the Notes, the New Credit Facility shall have closed and approximately $290.0 million shall have been borrowed thereunder.

(q)    There shall exist at and as of the Closing Date no condition that would constitute a default (or an event that with notice or the lapse of time, or both, would constitute a default) under the Indenture or the New Credit Facility Documentation or a material breach under the Amended and Restated Note as in effect at the Closing Date (or an event that with notice or lapse of time, or both, would constitute such a default or material breach). On the Closing Date, the New Credit Facility shall be in full force and effect, shall conform in all material respects to the description thereof contained in the Pricing Disclosure Package and the Offering Memorandum and shall not have been modified.

(r)    On or prior to the Closing Date, the Company and the Guarantors shall have furnished to the Initial Purchasers such further certificates and documents as the Initial Purchasers may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

8.    Indemnification and Contribution.

(a)    The Company and each Guarantor hereby agree, jointly and severally, to indemnify and hold harmless each Initial Purchaser, its affiliates, directors, officers and employees and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Notes), to which that Initial Purchaser, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Free Writing Offering Document, the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum or in any amendment or supplement thereto, (B) in any Blue Sky application or other document prepared or executed by the Company or any Guarantor (or based upon any written information furnished by the Company or any Guarantor) specifically for the purpose of qualifying any or all of the Notes under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”), or (C) in any materials or information provided to investors by, or with the approval of, the Company or any Guarantor in connection with the marketing of the offering of the Notes (“Marketing Materials”), including any road show or investor presentations made to investors by the Company (whether in person or electronically) or (ii) the omission or alleged omission to state in any Free Writing Offering Document, the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, or in any amendment or supplement thereto, or in any Blue Sky Application or in any Marketing Materials, any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Initial Purchaser and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Initial Purchaser, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Free Writing Offering Document, Preliminary Offering Memorandum, the Pricing Disclosure Package or Offering Memorandum, or in any such amendment or supplement thereto, or in any Blue Sky Application or in any Marketing Materials, in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the Company through the Representatives by or on behalf of any Initial Purchaser specifically for inclusion therein, which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability that the Company or the Guarantors may otherwise have to any Initial Purchaser or to any affiliate, director, officer, employee or controlling person of that Initial Purchaser.

(b)    Each Initial Purchaser, severally and not jointly, hereby agrees to indemnify and hold harmless the Company, each Guarantor, their respective officers and employees, each of their respective directors, and each person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, any Guarantor or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Free Writing Offering Document, Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum or in any amendment or supplement thereto, (B) or in any Blue Sky Application or (C) in any Marketing Materials, or (ii) the omission or alleged omission to state in any Free Writing Offering Document, Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, or in any amendment or supplement thereto, or in any Blue Sky Application or in any Marketing Materials, any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the Company through the Representatives by or on behalf of that Initial Purchaser specifically for inclusion therein, which information is limited to the information set forth in Section 8(e). The foregoing indemnity agreement is in addition to any liability that any Initial Purchaser may otherwise have to the Company, any Guarantor or any such director, officer, employee or controlling person.

(c)    Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under this Section 8 except to the extent it has been materially prejudiced (by the forfeiture of substantive rights or defenses) by such failure and; provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party or parties shall have the right to employ its or their own counsel in any such action if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party shall have failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party or parties; (iii) the indemnified party or parties shall have reasonably concluded, based on the advice of counsel, that there may be legal defenses available to them that are different from or in addition to those available to the indemnified party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party, on the one hand, and the indemnified party, on the other hand, and representation of both sets of parties by the same counsel would present a conflict due to actual or potential differing interests between them, and in any such event the reasonable and documented out-of-pocket fees and expenses of such separate counsel shall be paid by the indemnifying party. In no event shall the indemnifying parties be liable for the reasonable fees and expenses of more than one counsel (together with appropriate local counsel) at any time for all indemnified parties in connection with any one action or separate but substantially similar or related actions arising in the same jurisdiction out of the same general allegations or circumstances; provided that if the use of such counsel chosen to represent all indemnified parties would present such counsel with a conflict of interest, each indemnified party shall have the right to select separate counsel to defend such action on behalf of such indemnified party. No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d)    If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, from the offering of the Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes purchased under this Agreement (before deducting expenses) received by the Company and the Guarantors, on the one hand, and the total underwriting discounts and commissions received by the Initial Purchasers with respect to the Notes purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Notes under this Agreement as set forth on the cover page of the Offering Memorandum. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Guarantors, or the Initial Purchasers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. For purposes of the preceding two sentences, the net proceeds deemed to be received by the Company shall be deemed to be also for the benefit of the Guarantors, and information supplied by the Company shall also be deemed to have been supplied by the Guarantors. The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the net proceeds from the sale to Eligible Purchasers of the Notes initially purchased by it exceeds the amount of any damages that such Initial Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective purchase obligations and not joint.

(e)    The Initial Purchasers severally confirm and the Company and the Guarantors acknowledge and agree that the statements with respect to the offering of the Notes by the Initial Purchasers set forth in (i) the second sentence of the second to last paragraph on the front cover of the Offering Memorandum and (ii) the sub-section entitled “Stabilization and Short Positions” and the fourth, fifth and sixth sentences of the first paragraph and the second paragraph of the sub-section entitled “Rule 144A and Regulation S” of the section entitled “Plan of Distribution,” in the Pricing Disclosure Package and the Offering Memorandum are correct and constitute the only information concerning such Initial Purchasers furnished in writing to the Company or any Guarantor by or on behalf of the Initial Purchasers specifically for inclusion in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum or in any amendment or supplement thereto.

9.    Defaulting Initial Purchasers.

(a)    If, on the Closing Date, any Initial Purchaser defaults in its obligations to purchase the Notes that it has agreed to purchase under this Agreement, the remaining non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Notes by the non-defaulting Initial Purchasers or other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Notes, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Notes on such terms. In the event that within the respective prescribed periods, the non-defaulting Initial Purchasers notify the Company that they have so arranged for the purchase of such Notes, or the Company notifies the non-defaulting Initial Purchasers that it has so arranged for the purchase of such Notes, either the non-defaulting Initial Purchasers or the Company may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Pricing Disclosure Package, the Offering Memorandum or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Pricing Disclosure Package or the Offering Memorandum that effects any such changes. As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto that, pursuant to this Section 9, purchases Notes that a defaulting Initial Purchaser agreed but failed to purchase.

(b)    If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Notes that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Notes, then the Company shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Notes that such Initial Purchaser agreed to purchase hereunder plus such Initial Purchaser’s pro rata share (based on the principal amount of Notes that such Initial Purchaser agreed to purchase hereunder) of the Notes of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made; provided that the non-defaulting Initial Purchasers shall not be obligated to purchase more than 110% of the aggregate principal amount of Notes that they agreed to purchase on the Closing Date pursuant to the terms of Section 3.

(c)    If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Notes that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Notes, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company or the Guarantors, except that the Company and each of the Guarantors will continue to be liable for the payment of expenses as set forth in Section 6 and except that the provisions of Section 8 shall not terminate and shall remain in effect.

(d)    Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company, the Guarantors or any non-defaulting Initial Purchaser for damages caused by its default.

10.    Termination.    The obligations of the Initial Purchasers hereunder may be terminated by the Initial Purchasers by notice given to and received by the Company prior to delivery of and payment for the Notes if, prior to that time, any of the events described in Sections 7(g), (h) or (m) shall have occurred or if the Initial Purchasers shall decline to purchase the Notes for any reason permitted under this Agreement.

11.    Reimbursement of Initial Purchasers’ Expenses.    If (a) the Company for any reason fails to tender the Notes for delivery to the Initial Purchasers, or (b) the Initial Purchasers shall decline to purchase the Notes for any reason permitted under this Agreement, the Company and the Guarantors shall reimburse the Initial Purchasers for all reasonable and documented out-of-pocket expenses (including fees and disbursements of one firm of outside counsel for the Initial Purchasers) incurred by the Initial Purchasers in connection with this Agreement and the proposed purchase of the Notes, and upon demand the Company and the Guarantors shall pay the full amount thereof to the Initial Purchasers. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Initial Purchasers, the Company and the Guarantors shall not be obligated to reimburse any defaulting Initial Purchaser on account of those expenses.

12.    Notices, etc.    All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)    if to any Initial Purchasers, shall be delivered or sent by hand delivery, mail, telex, overnight courier or facsimile transmission to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration with a copy to Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022, Attention: Greg Rodgers (Fax: 212-751-4864), and with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019;

(b)    if to the Company or any Guarantor, shall be delivered or sent by mail, telex, overnight courier or facsimile transmission to The Hillman Group, 10590 Hamilton Avenue, Cincinnati, Ohio 45231, Attention: Chief Financial Officer (Fax: 513-595-8297), with a copy to Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019, Attention: John C. Kennedy (Fax: 212-492-0025);

provided, however, that any notice to an Initial Purchaser pursuant to Section 8(c) shall be delivered or sent by hand delivery, mail, facsimile or electronic transmission to such Initial Purchaser at its address set forth in its acceptance telex to Barclays Capital Inc., which address will be supplied to any other party hereto by Barclays Capital Inc. upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers by Barclays Capital Inc.

13.    Persons Entitled to Benefit of Agreement.    This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company, the Guarantors and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the representations, warranties, indemnities and agreements contained in this Agreement shall also be deemed to be for the benefit of the other indemnified parties referred to in clauses 8(a) and (b), and their respective successors and assigns. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 14, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

14.    Survival.    The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantors and the Initial Purchasers contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.

15.    Definition of the Terms “Business Day”, “Affiliate”, and “Subsidiary”.    For purposes of this Agreement, (a) “business day” means any day on which the New York Stock Exchange, Inc. is open for trading, and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.

16.    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

17.    Waiver of Jury Trial.    The Company and each of the Initial Purchasers hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18.    No Fiduciary Duty.    The Company and the Guarantors acknowledge and agree that in connection with this offering, or any other services the Initial Purchasers may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Initial Purchasers: (a) no fiduciary or agency relationship between the Company, and Guarantor and any other person, on the one hand, and the Initial Purchasers, on the other, exists; (b) the Initial Purchasers are not acting as advisors, expert or otherwise, to the Company and the Guarantors, including, without limitation, with respect to the determination of the purchase price of the Notes, and such relationship between the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, is entirely and solely commercial, based on arms-length negotiations; (c) any duties and obligations that the Initial Purchasers may have to the Company and the Guarantors shall be limited to those duties and obligations specifically stated herein; (d) the Initial Purchasers and their respective affiliates may have interests that differ from those of the Company and the Guarantors; and (e) the Company and the Guarantors have consulted their own legal and financial advisors to the extent they deemed appropriate. The Company and the Guarantors hereby waive any claims that the Company and the Guarantors may have against the Initial Purchasers with respect to any breach of fiduciary duty in connection with the Notes.

19.    Counterparts.    This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

20.    Headings.    The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement among Merger Sub and the Initial Purchasers, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

OHCP HM MERGER SUB CORP.

By	/s/ John Monsky
Name: John Monsky
Title: Vice President

Accepted:

BARCLAYS CAPITAL INC. MORGAN STANLEY & CO. INCORPORATED

By BARCLAYS CAPITAL INC., as Authorized Representative

By	/s/ Benjamin Burton
Name: Benjamin Burton
Title: Managing Director

[Signature Page to Note Purchase Agreement]